Exhibit 10.10

CLASS A ORDINARY SHARE SUBSCRIPTION AGREEMENT

This CLASS A ORDINARY SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into on June 26, 2021 by and between:

1.	Ruipeng Pet Group Inc., an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands (the “Company”);

2.	Jin Rui Investment Co. Limited, a company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands (the “Purchaser”).

Each of the Parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.

The Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company a certain number of Class A ordinary shares, with par value of US$0.000001 each (the “Class A Ordinary Shares”), in the Company pursuant to the terms and conditions of this Agreement.

B.

As of the date hereof, China International Capital Corporation Limited (i.e., 中国国际金融股份有限公司, “CICC”), an Affiliate of the Purchaser, and HHRP Holdings Limited, a wholly-owned subsidiary of the Company incorporated in the Hong Kong Special Administrative Region of the PRC (the “HK Subsidiary”) have entered into certain share transfer agreement (the “Onshore STA”), pursuant to which (i) the HK Subsidiary will purchase from CICC at a consideration of USD10,730,000 (the “Onshore Sale Price”), and CICC will sell and transfer to the HK Subsidiary, all the equity interests held by CICC in New Ruipeng Pet Medical Group Limited (i.e., 新瑞鹏宠物医疗集团有限公司, “New Ruipeng”), which is equal to registered capital of RMB4,900,000, and represents 1.3528% equity interest in New Ruipeng (the “Sold Onshore Shares”); and (ii) in order to fund the payment of the Onshore Sale Price, the HK Subsidiary shall receive from the Company, and shall pay to CICC, the same amount of the Purchase Price to be paid by the Purchaser pursuant to this Agreement.

C.	The Parties intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions. Unless otherwise provided herein, the capitalized terms used in this Agreement shall have the meanings ascribed to them in the Schedule of Definitions.

2.	Transaction.

2.1	Sale and Issuance of the Class A Ordinary Shares.

(i)

At the Closing, subject to the terms and conditions hereof, the Purchaser agrees to purchase and subscribe for, and the Company agrees to issue and allot to the Purchaser, the amount of Class A Ordinary Shares as set forth in Schedule I hereto (the “Purchased Offshore Shares”), for a purchase price as set forth therein (the “Purchase Price”).

(ii)

Subject to completion of Closing and the satisfaction or waiver of all the payment conditions set forth in Section 7.1 below, the Purchaser shall pay or cause its designated entity to pay the Purchase Price within five (5) Business Days upon the satisfaction or waiver by wire transfer of immediately available funds in U.S. dollars to an account designated by the Company in writing no later than five (5) Business Days of the Closing.

2.2	Closing.

(i)

Closing. The consummation of the sale and issuance of the Purchased Offshore Shares pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures upon the satisfaction or waiver of all closing conditions specified in Section 5 and Section 6 hereof. The Company’s shareholding structure immediately prior to and after the Closing shall be as set forth in the Company’s capitalization table attached hereto as Schedule II, in each case assuming that no issuance of any new Equity Securities in the Company or transfer of any existing Equity Securities by a shareholder of the Company pursuant to the terms and conditions of the shareholders agreement of the Company then in effect has occurred.

(ii)

Deliveries by the Company at the Closing. At the Closing, in addition to all other closing deliveries set forth in Section 5 and Section 6 below, the Company shall deliver (or cause to be delivered) to the Purchaser:

(a)

a copy of the share certificate in the name of the Purchaser representing the Purchased Offshore Shares being subscribed for by the Purchaser at the Closing, in the form and substance satisfactory to the Purchaser, with the original duly executed share certificate delivered to the Purchaser within twenty (20) Business Days after the Closing; and

(b)

a copy of the updated register of members of the Company, in the form and substance satisfactory to the Purchaser, certified by the registered office provider of the Company, reflecting the issuance to the Purchaser of the Purchased Offshore Shares being subscribed for by the Purchaser at the Closing.

2.3

Use of Proceeds. The Company undertakes to the Purchaser that any and all the proceeds from the sale and issuance of the Purchased Offshore Shares shall and shall only be used for the payment of the Onshore Sale Price by or on behalf of the HK Subsidiary to CICC as consideration for CICC’s transfer and sale of the Sold Onshore Shares to the HK Subsidiary under the Onshore STA.

3.

Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that the following statements will be true and correct as of the date of this Agreement and as of the Closing:

3.1

Incorporation, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the Company has all requisite power and authority to perform its obligations under this Agreement and other Transaction Documents to which it is a party, and to carry on its business as now conducted and is duly qualified to transact business in each jurisdiction in which it operates business. The Companies is not in, or is anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

3.2

Due Authorization. This Agreement and other Transaction Documents have been duly executed and delivered by the Company (to the extent it is a party), and when executed and delivered, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms. All corporate action on the part of the Company necessary for the authorization, execution and delivery of each Transaction Document, the authorization, issuance and delivery of all of the Purchased Offshore Shares, the consummation of other transactions contemplated by the Transaction Documents and the performance of its obligations under each Transaction Document, has been taken or will be taken prior to the Closing.

3.3

Valid Issuance. The Purchased Offshore Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, and will be free of encumbrances and restrictions on transfer other than such restrictions on transfer as may be imposed by the shareholders agreement of the Company and the memorandum and articles of association of the Company then in effect.

3.4

No Violation. Neither the execution nor delivery of this Agreement and other Transaction Documents nor the full performance by the Company of its obligations hereunder and thereunder will violate any applicable laws, any memorandum or articles of association or other constitutional document to which the Company is subject.

4.	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

4.1

Organization; Good Standing and Qualification. The Purchaser is duly organized, validly existing and in good standing under the laws of jurisdiction of its operation or establishment, and has all requisite power and authority to acquire the Purchased Offshore Shares. The Purchaser is not in, nor is it anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

4.2

Due Authorization. The Purchaser has the requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary corporate or other action on the part of the Purchaser. This Agreement constitutes valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4.3

No Violation. Neither the execution nor delivery of this Agreement nor the full performance by the Purchaser of its obligations hereunder violates any applicable laws, any memorandum or articles of association or other constitutional document to which the Purchaser is subject.

5.

Conditions of the Purchaser’s Obligations at the Closing. The obligations of the Purchaser to consummate the Closing under Section 2 of this Agreement are subject to the fulfillment or waiver by the Purchaser of the following conditions:

5.1	Representations and Warranties. The representations and warranties set forth in Section 3 shall be true and correct as of the Closing.

5.2

Authorization, Consents and Governmental Approvals of Company. The Company shall, and shall procure the relevant Group Company to, have obtained and completed any and all Governmental Approvals, third party consents and all corporate action necessary for the consummation of the transactions contemplated hereby (including without limitation, the sale and issuance of the Purchased Offshore Shares to the Purchaser, and the payment of the Purchase Price to the HK Subsidiary) and the transactions contemplated by the Onshore STA, each of which shall be in full force and effect as of the Closing.

5.3

Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

5.4

No Injunction. No laws shall have been enacted or promulgated by any governmental authority which prohibit the consummation of the transactions contemplated in this Agreement and other Transaction Documents and there shall be no orders or injunctions from a court of competent jurisdiction in effect precluding or prohibiting consummation of such transactions.

5.5

Execution. Each relevant party shall have executed and delivered to the Purchaser this Agreement and other Transaction Documents to which it is a party. In addition and without limiting the generality of the foregoing, the Company shall have executed and delivered the Onshore STA, and shall procure the execution and delivery of the Onshore STA by the HK Subsidiary, to the Purchaser, dated as of the date hereof, which shall be in the form and substance satisfactory to the Purchaser.

5.6

Cayman Counsel Opinion. The Purchaser shall have received a Cayman legal opinion issued by a qualified Cayman Islands legal counsel, dated as of the Closing, addressed to the Purchaser, in the form and substance satisfactory to the Purchaser.

6.

Conditions of the Company’s Obligations at the Closing. The obligations of the Company owed to the Purchaser to consummate the Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment at or before the Closing of each of the following conditions:

6.1	Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct as of the Closing.

6.2

Approvals and Waivers. The Purchaser shall have obtained any and all approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

6.3

Performance. The Purchaser shall have performed and complied with all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser at or before the Closing.

7.	Other Provisions.

7.1

Additional Conditions for Payment of Purchase Price. (i) The Purchaser has become the sole beneficial and record owner of the Purchased Offshore Shares and has obtained the copy of the updated register of members of the Company in accordance with Section 2.2(ii)(b) of this Agreement, (ii) The Company shall procure New Ruipeng not to make any amendment to its register of members or file any change to shareholding with the competent level of authority within the SAMR in respect of the share transfer as contemplated by the Onshore STA prior to the consummation of the Closing hereunder; and (iii) the Purchaser shall have established and maintained a Special Account for Assets Realization (i.e.,资产变现专用账户) with an onshore bank as selected and determined in the Purchaser’s sole discretion, which shall be capable of receiving the payment of the Onshore Sale Price by or on behalf of the HK Subsidiary pursuant to the Onshore STA.

7.2

Funding of Onshore Sale Price. The Company shall (i) pay the full amount of the Purchase Price to the HK Subsidiary promptly after its receipt of the Purchase Price from the Purchaser under this Agreement, such payment to be evidenced by delivery to the Purchaser of a copy of the irrevocable wiring instructions or other evidence reasonably satisfactory to the Purchaser, and (ii) procure the HK Subsidiary to timely perform its payment obligations under the Onshore STA in accordance with the terms thereof.

7.3

Fees and Expenses. Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby, except that the Purchaser shall pay or cause its designated entity to pay the fees and expenses charged by the Cayman legal counsel and the registered office provider of the Company in connection with the issuance of the Cayman legal opinion as contemplated by Section 5.6 of this Agreement, which shall include the expenses incurred for the Company to apply for new certificates or other documents reasonably required by the Company’s Cayman legal counsel for the issuance of the said legal opinion.

7.4

Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the Parties hereunder.

7.5

Dispute Resolution. Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration. The arbitration shall be conducted in Beijing under the China International Economic and Trade Arbitration Commission in force when the notice of arbitration is submitted in accordance with the said rules. The number of arbitrators shall be one (1) and arbitration proceedings shall be conducted in Chinese.

7.6

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties. This Agreement and the rights and obligations herein may not be assigned by any Party without the written consent of the other Party.

7.7

Entire Agreement. This Agreement and all other Transaction Documents, including any schedules and exhibits hereto and thereto, shall constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

7.8	Amendments. Any term of this Agreement may be amended only with the written consent of the Parties.

7.9

Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified in Schedule III (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.8).

7.10

Delays or Omissions; Waivers. Upon any breach or default of any other Party under this Agreement, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy of such Party nor shall it or any waiver of any other breach or default theretofore or thereafter occurring be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver by any Party of any condition or breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by laws or otherwise afforded to any Party, shall be cumulative and not alternative.

7.11

Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections, schedules and exhibits herein are to sections, schedules and exhibits of or to this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iv) the definitions of terms are equally applicable both to the singular and plural forms of such terms; (v) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (vi) references to a Person are references to such Person’s successors and permitted assigns (whether or not already so stated); and (vii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

7.12

Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each Party shall have signed a counterpart.

7.13

Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use reasonable best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

7.14

Confidentiality and Non-Disclosure. Each Party shall keep this Agreement and the transactions contemplated hereby confidential, and shall not disclose to any third party without the prior written consent of the other Parties, provided, that each Party may make disclosure to its shareholders, members, directors, officers, Affiliates, advisors and other representatives, on a need to know basis, or otherwise as required by applicable law.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Ruipeng Pet Group Inc.

By:	/s/ PENG Yonghe
Name: PENG Yonghe
Title: Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Jin Rui Investment Co. Limited

By:	/s/ Gong Shu
Name:	Gong Shu
Title:	Director